The F&D Companies

FINANCIAL INSTITUTION BOND STANDARD FORM NO. 14

The F &D Companies
P.O. Box 1227
Baltimore

The F&D Companies	Financial Institution bond	Home Office
	Standard Form No. 14, Revised to October 1987	P.O. Box 1227
	(stock insurance company, herein called Underwriter)	Baltimore, MD 21203

DECLARATIONS	Bond No. FIB 0002717 12

Item 1.	Name of Insured (herein called Insured):
OneAmerican Funds, Inc.
Principal Address:	One American Square Indianapolis, IN 46282

Item 2.	Bond Period: from 12:01 a.m. 11-09-09 to 12:01 a.m. 11-01-12 standard time at the Principal Address shown in Item 1. Above

Item 3.	The Aggregate Liability of the Underwriting during the Bond Period shall be $

Item 4.	Subject to Sections 4 and 11 hereof, the Single Loss Limit Liability is $ 1,250,000
And the Single Loss Deductible is $0

Provided, however, that if any amounts are inserted below opposite specified Insuring Agreements or Coverage, those amounts shall be controlling.
Any amount set forth below shall be part of and not in addition to amounts set forth above. (If an Insuring agreement or Coverage is to be deleted,
Insert “Not Covered.”)

Amount applicable to	Single Loss	Single Loss
	Limit of Liability	Deductible
Insuring Agreement (D) Forgery or Alteration	$1,250,000	$0
Insuring Agreement (E) Securities	$1,250,000	$0
Coverage on Partners	$ NOT COVERED	$ NOT COVERED
Optional Insuring Agreements and Coverages	SEE ATTACHED SCHEDULE A

If “Not Covered” is inserted above opposite any specified Insuring Agreement or Coverage, such Insuring Agreement or Coverage and any other references thereto in this bond shall be deemed to be deleted therefrom.

Item 5.	The liability of the Underwriter is subject to the terms of the following riders attached hereto:
F251 F253 F266	F285 F3626a Rider 1 SR5834c SR6100e F282

Item 6.	The Insured by the acceptance of this bond gives notice to the Underwriter terminating or cancelling both prior bond(s) or policy(ies) No.(s)
FIB 0002717 11
such termination or cancellation to be effective as of the time this bond becomes effective.

Countersigned by:
Authorized Representative

The Underwriter, is in consideration of an agreed premium, and is in reliance upon all statements made and information furnished to the Underwriter by the Insured in applying for this bond, and subject to the Declarations, Insuring Agreements, General Agreements, Conditions and Limitations and other  terms hereof, agrees to indemnify the Insured for:

INSURING AGREEMENTS

FIDELITY

(A)	Loss resulting directly from dishonest or fraudulent acts committed by an Employee acting alone or in collusion with others.
Such dishonest or fraudulent acts must be committed by the Employee with the manifest intent:
(a)	to cause the Insured to sustain. such loss; and
(b)	to obtain financial benefit for the Employee and witch, in fact result in obtaining such benefit.

As used in this Insuring Agreement, financial benefit does not include any employee benefits earned in the normal course of employment, including: salaries, commissions, fees, bonuses, promotions, awards, profit sharing or pensions

ON PREMISES

(B) (1)	Loss of Property resulting directly from
(a)	robbery, burglary, misplacement, mysterious unexplainable disappearance and damage thereto or destruction thereof, or
(b)
theft, false pretenses, common-law or statutory larceny, committed by a person present in an office or on the premises of the Insured, while the property is lodged or deposited within once or premises located anywhere.

(2)	Loss of or damage to
(a)
furnishings, fixtures, supplies or equipment within an office of the Insured covered under this bond resulting directly from larceny or theft in, or by burglary or robbery of, such office, or attempt thereat, or by vandalism or malicious mischief, or

(b)	such office resulting from larceny or theft in or by burglary or robbery of such office or attempt thereat, or to the interior of such office by vandalism or malicious mischief, or provided that
(i)	the Insured is the owner of such furnishings, fixtures, supplies, equipment, or office or is liable for such loss or damage, and
(ii)	the loss is not caused by fire.

IN TRANSIT

(C)
Loss of Property resulting directly from robbery, common-law or statutory larceny, theft, misplacement, mysterious unexplainable  disappearance, being lost or made away with, and damage thereto or destruction thereof, while the Property is in transit anywhere in the custody of

(a)	a natural person acting as a messenger of the Insured (or another natural person acting as messenger or custodian during all emergency arising from the incapacity of the original messenger), or
(b)	a Transportation Company and being transported in an armored motor vehicle, or
(c)	a Transportation Company and being transported in a conveyance other than an armored motor vehicle that covered Property transported in such manner is limited to the fol1owing:
(i)	records, whether recorded in writing or electronically, and
(ii)	Certificated Securities issued in registered form and not endorsed or with restrictive endorsements, and
(iii)	Negotiable Instruments not payable to bearer, or not endorsed, or with restrictive endorsements.

FORGERY OR ALTERATION

(D)	Loss resulting directly from
(l)
Forgery or alteration of, on or in any Negotiable Instrument (except an Evidence of Debt), Acceptance, Withdrawal Order, receipt for the withdrawal of Property, Certificate of Deposit or Letter of Credit,

(2)
transferring, paying or delivering any funds or Property or establishing any credit or giving any value on the faith of any written instructions or advices directed to the Insured and authorizing or acknowledging the transfer, payment, delivery or receipt of funds or Property, which instructions or advices purport to have been signed or endorsed by any customer of the Insured or by any financial institution but which instructions or advices either bear a signature which is a Forgery or have been altered without the knowledge and consent of such customer or financial institution.

A mechanically reproduced facsimile. signature is treated the same as a handwritten signature.

SECURITIES

(E)	Less resulting directly from the Insured having, in good faith, for its own account or for the account of others
(1)	acquired, sold or delivered, or given value, extended credit or assumed liability, on the faith of any original
(a)	Certificated Security,
(b)	deed, mortgage or other instrument conveying title to, or creating or discharging a lien upon, real property,
(c)	Evidence of Debt,
(d)	Instruction to a Federa1 Reserve Bank of the United States, or
(e)	Statement of Uncertifcated Security of any Federal Reserve Bank of the United States
Which
(i)	bears signature of any maker, drawer, issuer, endorser, assignor, lessee, transfer agent, registrar, acceptor, surety, guarantor, or of any person signing in any other capacity which is a Forgery, or
(ii)	is altered, or
(iii)	is lost or stolen
(2)	guaranteed in writing or witnessed any signature upon any transfer, assignment, bill of sale, power of attorney, Guarantee, or any items listed (a) through (e) above;
(3)	acquired, sold or delivered, or given value, extended credit or assumed liability, on the faith of any item listed in (a) and (b) above which is a Counterfeit
A mechanically reproduced facsimile. signature is treated the same as a handwritten signature.

COUNTERFEIT CURRENCY

(F)
Loss resulting directly from the receipt by the Insured, in good faith, of any Counterfeit Money of the United States of America, Canada or of any other country in which the Insured maintains a branch office

GENERAL AGREEMENTS

NOMINEES
A.
Loss sustained by any nominee organized by the Insured for the purpose of handling certain of its business transactions and composed exclusively of its Employees shall, for all purposes of this bond and whether or not any partner of  such nominee is implicated in such loss, be deemed to be loss sustained by the Insured nominee is implicated in such loss, be deemed to be loss sustained by the Insured.

ADDITIONAL OFFICES OR EMPLOYEE-CONSOLIDATION, MERGER OR PURCHASE OF ASSETS-NOTICE

B.
If the Insured shall, while this bond is in force, establish any additional offices other than by consolidation or merger with, or purchase or acquisition of assets or liabilities of; another institution, such offices shall be automatically covered hereunder from the date of such establishment without the requirement of notice to the Underwriter or the payment of additional premium for the remainder of the premium period.

If the Insured shall, while this bond is in force, consolidate or merge with, or purchase or acquire assets or liabilities of; another institution, the Insured shall not have such coverage as is afforded under this bond for loss which

(a)	has occurred or will occur in offices or premises, or
(b)	has been caused or will be caused by an employee or employees of such institution, or
(c)	has arisen or will arise out of the assets or liabilities acquired by the Insured as a result of such consolidation, merger or purchase or acquisition of assets or liabilities unless the Insured shall
(i)	give the Underwriter written notice of the proposed consolidation, merger or purchase or acquisition of assets or liabilities prior to the proposed effective date of such action and
(ii)	obtain the written consent of the Underwriter to extend the coverage provided by this bond to such additional offices or premises, Employees and other exposures, and
(iii)	upon obtaining such consent, pay to the Underwriter an additional premium.

CHANGE OF CONTROL-NOTICE

C.	When the Insured learns of a change in control, it shall give written notice to the Underwriter.

As used in this General Agreement, control means the power to determine the management or policy of a controlling holding company or the Insured by virtue of voting stock ownership. A change in ownership of voting stock which results in direct or indirect ownership by a stockholder or an affiliated group of stockholders of ten percent (10%) or mom of such stock shall be presumed to result in a change of control for the purpose of the required notice.

Failure to give the required notice shall result in termination of coverage for any loss involving a transferee, to be effective upon the date of the stock transfer.

REPRESENTATION OF INSURED

D.	The Insured represents that the information furnished in the application for this bond is complete, true and correct. Such application constitutes part of this bond.
Any misrepresentation, omission, concealment or incorrect statement of the material fact, in the application or otherwise, shall be grounds for the rescission of this bond.

.
JOINT INSURED
E.
If two or more Insureds are covered under this bond, the first named Insured shall act for all Insureds. Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss. If the lint named Insured ceases to be covered under this bond, the Insured next named shall thereafter be considered the first named Insured. Knowledge possessed or discovery made by any Insured shall constitute knowledge or discovery by all Insureds for an purposes of this bond. The liability of the Underwriter for loss or losses sustained by all Insureds shall not exceed the amount for which the Underwriter would have been liable had all such loss or losses been sustained by one Insured.

NOTICE OF LEGAL PROCEEDINGS AGAINST IN- SURED-ELECTION TO DEFEND
F.
The Insured shall notify the Underwriter at the earliest practicable moment, not to exceed 30 days after notice thereof of any legal proceeding brought to determine the Insured's liability for any loss claim or damage, which, if established, would constitute a collectible loss under this bond. Concurrently, the Insured shall furnish copies of all pleadings and pertinent papers to the Underwriter.

The Underwriter, at its solo option  may elect to conduct the defense of such legal proceeding in whole or in part. The defense by the Underwriter shall be in the Insured's name through attorneys selected by the Underwriter. The Insured shall provide all reasonable information and assistance required by the Underwriter for such defense.

If the Underwriter elects to defend the Insured, in whole or in part, any judgment against the Insured on those counts or causes of action which the Underwriter defended on behalf of the Insured or any settlement in which the Underwriter participates and all attorneys' fees, costs and expenses incurred by the Underwriter in the defense of the litigation shall be a loss covered by this bond.

If the Insured does not give the notices required in subsection (a) of Section 5 of this bond and in the first paragraph of this General Agreement, or if the Underwriter elects not to defend any causes of action, neither a judgment against the Insured. nor a settlement of any legal proceeding by the Insured, shall determine the existence, extent or amount of coverage under this bond for loss sustained by the Insured, and the Underwriter shall not be liable for any attorneys' fees, costs and expenses incurred by the Insured.

With respect to this General Agreement, subsections (b) and (d) of Section 5 of this bond apply upon the entry of such judgment or the occurrence of such settlement instead of upon discovery of loss. In addition, the Insured must notify the Underwriter within 30 days after such judgment is entered against it or after the Insured settles such legal proceeding, and, subject to subsection (e) of Section S, the insured may not bring legal proceedings for the recovery of such loss after the expiration of 24 months from the date of such final judgment or settlement.

CONDITIONS AND LIMITATIONS

DEFINITIONS

Section 1. As used in this bond:

(a)	Acceptance means a draft which the drawee has, by signature written thereon, engaged to honor as presented
(b)	Certificate of Deposit means an acknowledgment in writing by a financial institution of receipt of Money with engagement to repay it.
(c)	Certifcated Security means a share participation or other interest in property of or an enterprise of the issuer or an obligation of the issuer, which is:
(1)	represented by an instrument issued in bearer or registered form:
(2)	of a type commonly dealt in on securities exchanges or markets or commonly recognized in any area in which it is issued or dealt in as a medium for investment; and
(3)	either one of a class or series or by its terms divisible into a class or series of shares, participations, interests or obligations.
(d)	Counterfeit means an imitation of an actual va1id original which is intended to deceive and to be taken as the original.
(e)	Employee means
(1)
a natural person in the service of the Insured at any of the Insured's offices or premises covered here under whom the Insured compensates directly by salary or commissions and whom the Insured has the right to direct and control while performing legal services for the Insured;

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(2)	an attorney retained by the Insured and an employee of such attorney while other is performing legal services for the Insured:
(3)
a person provided by an employment contractor to perform employee duties for the Insured under the Insured's supervision at any of the Insured's offices or premises covered hereunder; and a guest student pursuing studies or duties in any of said offices or premises;

(4)	employee of an institution merged or consolidated with the Insured prior to the effective date of this bond;
(5)
each natural person, partnership or corporation authorized by the Insured to perform services as data processor of checks or other accounting records of the Insured (not including preparation or modification of computer software or programs, herein called Processor. (Each such Processor, and the partners, officers and employees of such Processor shall, collectively, be deemed to be one Employee for all the purposes of this bond, excepting, however, the second paragraph of Section 12. A Federal Reserve Bank or clearing house shall not be construed to be a processor.) and

(6)	a Partner of the Insured, unless not covered as stated in Item 4 of the Declarations.

(f)
Evidence of Debt means an instrument, including a Negotiable Instrument, executed by a customer of the Insured and held by the Insured which in the regular course of business is treated as evidencing the customer's debt to the insured.

(g)	Financial interest in the Insured of the Insured's general partner(s), or limited partner(s), committing dishonest or fraudulent acts covered by this bond or concerned or implicated therein means;
(1)
as respects general partners the value of all right, title and interest of such general partner(s), determined as of the close of business on the date of discovery of loss covered by this bond, ill the aggregate of:

(a)
the "net worth" of the Insured, which for the purpose of this bond, should be deemed to be the excess of its total accounts over its tots!. liabilities, without adjustment to give effect to loss covered by this bond, (except ,hat credit balances and equities in properties of the Insured, which shall include capital ac- counts of partners, investment and trading accounts of the Insured, participations of the Insured in joint accounts, and accounts of partners which are covered by agreements providing for the inclusion of equities therein as partnership property, shall not be considered as liabilities with securities, spot commodities, commodity future contracts in such proprietary accounts and all other assets market to market or fair value and with adjustment for profits and losses at the market of contractual commitments for such proprietary accounts of the Insured; and

(b)
the value of all other Money, securities and property belonging to such general partner(s), or in which such general partner(s) have a pecuniary interest, held by or in the custody of and legally available to the Insured as a set-off against loss covered by this bond provided, however, that if such "net worth" adjusted to give effect to loss covered by this bond and such value of all other Money, securities and property as set forth in (g)(J )(b) preceding, plus the account of coverage afforded by this bond on account of such loss, is not sufficient to enable the Insured to meet its obligations, including its obligations to its partners other than to such general partner(s), then the Financial Interest in the Insured, as above defined, of such general partner(s) shall be reduced in an amount necessary, or eliminated if need be, in order to enable the Insured upon payment of loss. Under terms bond to meet such obligations, to the extent that such payment will enable the Insured to meet such obligations, without any benefit accruing to such general partner(s) from such payment; and

(2)	as respects limited partners the value of such limited partner's investment in the Insured.
(h)
Forgery means the signing of the name of another person or organization with intent to deceive; it does not mean a signature which consists in whole or in part of one’s own name signed with or without authority, in any capacity, for my purpose.

(i)
Guarantee means & written undertaking obligating the signer to pay the debt of another to the Insured or its assignee or to a financial institution from which the Insured has purchased participation in the debt, it the debt is not paid in accordance with its terms.

(j)	Instruction means a written order to the issuer of an Uncertificated Security requesting that the transfer, pledge, or release from pledge of the Uncertificated Security specified be registered.
(k)
Letter of Credit means an engagement in writing by a bank or other person made at the request of a customer that the bank or other person will honor drafts or other demands for payment upon compliance with the conditions specified in the Letter of Credit.

(1)	Money means a medium of exchange in current use authorized or adopted by a domestic or foreign government as is part of its currency.
(m)	Negotiable Instrument means any writing
(1)	signed by the maker or drawer
(2)	containing any unconditional promise or order to pay a sum certain in Money and no other promise, order, obligation or power given by the maker or drawer; and
(3)	is payable on demand or at a definite time; and
(4)	is payable to order or bearer.
(n)	Partner names a natural person who
(1)	is a general partner of the Insured, or
(2)	is a limited partner and an Employee (as defined in Section 1 (e) (I) of the bond) of the Insured.
(0)
Property means Money, Certificated Securities, Uncertificated Securities of any Federal Reserve Bank of the United States, Negotiable Instruments, Certificates of Deposit, documents of title, Acceptances,  Evidences of Debt, security agreements, Withdrawal Orders, certificates of origin or title, Letters of Credit, insurance policies, abstracts of title, deeds and mortgages on real estate, revenue and other stamps, tokens, unsold state lottery tickets, books of account and other records whether recorded in writing or electronically, gems, jewelry, precious metals of all kinds and in any form, and tangible items of personal property which are not hereinbefore enumerated.

(p)	Statement of Uncertifcated Security means a written statement of the issuer of an Uncertificated Security containing:
(1)	a description of the Issue of which the Uncertificated Security is a part;
(2)	the number of shares or units:
(a)	transferred to the registered owner
(b)	pledged by the registered owner to the registered pledgee;
(c)	released from pledge by the registered pledgee;
(d)	registered in name of the registered owner on the date of statement; or
(e)	subject to pledge on the date of the statement;
(3)	the name and address of the registered owner and registered pledgee;

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(4)
a notation of any liens and restrictions of the issuer and any adverse claims to which the Uncertificated Security is or may be subject or a statement that there are none of those liens, restrictions or adverse claims; and

(5)	the date:
(a)	the transfer of the shares or units to the new registered owner of the shares or units was registered;
(b)	the pledge of the registered pledgee was registered, or
(c)	of the statement, if it is a periodic or annual statement.
(q)	Transportation Company means any organization which provides its own or leased vehicles for transportation or which provides freight forwarding or air express services.
(r)	Uncertificated Security means a share, participation or other interest in property of or an enterprise of the issuer or an obligation of the issuer, which is:
(1)	not represented by an instrument and the transfer of which is registered upon books maintained for that purpose by or on behalf of the issuer;
(2)	of a type commonly dealt in on securities exchanges or markets; and
(3)	either one of a class or series or by its terms divisible into a class or series of shares, participations, interests or obligations.
(s)
Withdrawal Order means a non-negotiable instrument, other than an Instruction, signed by a customer of the Insured authorizing theInsured to debit the customer's account in the amount of funds stated therein.

EXCLUSIONS

Section 2. This bond does not cover:

(a)	loss resulting directly or indirectly from forgery or alteration, except when covered under Insuring Agreements (A), (D) or (E);
(b)
loss due to riot or civil commotion outside the United States of America and Canada; or loss due to military, naval or usurped power, war or insurrection unless such loss occurs in transit in the circumstances recited in Insuring Agreement (C), end unless, when such transit W8S initiated, there was no knowledge of such riot, civil commotion, military, naval or usurped power, war or insurrection on the part of any person acting fur the Insured initiating such transit;

(c)
loss resulting directly or indirectly from the effects of nuclear fission or fusion or radioactivity; provided, however, that this paragraph shall not apply to loss resulting from industrial uses of nuclear energy;

(d)
loss resulting from any act or acts of any parson who is a member of the Board of directors of the Insured or a member of any equivalent body by whatsoever name known unless such person is also an Employee or an elected official of the Insured in some other capacity, nor, in any event, loss resulting from the act or acts of any person while acting in the capacity of a member of such Board or equivalent body;

(e)
loss resulting directly or indirectly from the complete or partial non-payment of, or default upon, any loan or transaction involving the Insured as a lender or borrower, or extension of credit, including the purchase, discounting or other acquisition of false or genuine accounts, invoices, notes, agreements or Evidences of Debt, whether such loan, transaction or extension was procured in good faith or through trick, artifice, fraud or false pretenses; except when covered under Insuring Agreements (A), (D) Of (E);

(f)	loss resulting from any violation by the Insured or by any Employee
(1)
of law regulating (i) the issuance, purchase or sale of securities, (ii) securities transactions upon security exchanges or over the counter market, (iii) investment companies, or (iv) investment advisers, or

(2)
of any rule or regulation made pursuant to any such law, unless it is established by the Insured that the act or acts which caused the said loss involved fraudulent or dishonest conduct which would have caused a loss to the Insured in a similar amount in the absence of such laws, rules or regulations;

(g)
loss resulting directly or indirectly from the failure of a  financial or depository institution, or its receiver or liquidator, to pay or deliver, on demand of the Insured, funds or Property of the Insured held by it in any capacity, except when covered under Insuring Agreements (A) or (B)(1)(a);

(h)
loss caused by an Employee, except when covered under Insuring Agreement (A) or when covered under Insuring Agreement (B) or (C) and resulting directly from misplacement, mysterious unexplainable disappearance or destruction of or damage to Property;

(i)
loss resulting directly or indirectly from transactions in a customer's account, whether authorized or unauthorized, except the unlawful withdrawal and conversion of Money, securities or precious metals, directly from a customer's account by an Employee provided such unlawful withdrawal and conversion is covered under Insuring Agreement (A);

(j)
damages resulting from any civil, criminal or other legal proceeding in which the Insured is alleged to have engaged in racketeering activity except when the Insured establishes that the act or acts giving rise to such damages were committed by an Employee under circumstances which result directly in a loss to the Insured covered by Insuring Agreement (A). For the purposes of this exclusion, "racketeering activity" is defined in 18 United States Code 1961 et seq., as amended;

(k)	loss resulting directly or indirectly from the use or purported use of credit, debit, charge, access, convenience, identification, cash management or other cards
(1)	in obtaining credit or funds, or
(2)	in gaining access to automated mechanical devices which, on behalf of the Insured, disburse Money, accept deposits, cash checks, drafts or similar written instruments or make credit card loans, or
(3)	in gaining access to point of sale terminals, customer-bank communication terminals, or similar electronic terminals of electronic funds transfer systems, whether such cards were issued, or purport to have been issued, by the Insured Of by anyone other than the Insured, except when covered under Insuring Agreement (A);
(l)
loss involving automated mechanical devices which, on behalf of the Insured, disburse Money, accept deposits, cash checks, drafts or similar written instruments or make credit card loans, except when covered under Insuring Agreement (A);

(m)	loss through the surrender of Property away from an office of the Insured as a result of a threat
(1)
to do bodily harm to any person. except Joss of Property in transit in the custody of any person acting as messenger provided that when such transit was initiated there was no knowledge by the Insured of any such threat, or

(2)	to do damage to the premises or property of the Insured, except when covered under Insuring Agreement (A);
(n)
loss resulting directly or indirectly from payments made or withdrawals from a depositor's or customer's account involving erroneous credits to such account, unless such payments or withdrawals are physically received by such depositor or customer or representative of such depositor or customer who is within the of the of the Insured at the time of such payment or withdrawal, or except when covered under Insuring Agreement (A);

(o)	loss involving items of deposit which are not finally paid for any reason, including but not limited to Forgery or any other fraud, except when covered under Insuring Agreement (A);
(p)	loss resulting directly or indirectly from oo1Ulterfeitins, except when covered under Insuring Agreements (A), (E), or (F);

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(q)
loss of any tangible item of personal property' which is not specifically enumerated in the paragraph defining Property if such property is specifically insured by other insurance of any kind and in any amount obtained by the Insured, and in any event, loss of such property occurring more than 60 days after the Insured takes possession of such property, except when covered under Insuring Agreements (A) or (B)(2);

(r)	loss of Properly while
(1)	in the mail. Or
(2)	in the custody of any Transportation Company, unless covered under Insuring Agreement (C)
except when covered under Insuring Agreement (A);
(s)	potential income, including but not limited to interest and dividends, not realized by the Insured or by any customer of the Insured;
(t)	damages of any type for which Insured is legally liable, except compensatory damages, but not multiples thereof, arising directly from a loss covered under this bond;
(u)	all fees, costs and expenses incurred by the Insured
(1)	in establishing the existence of or amount of loss covered under this bond, or
(2)	as a party to any legal proceedi.ug whether or not such legal proceeding exposes the insured to loss covered by this bond;
(v)	indirect or consequential loss of any nature;
(w)	loss involving any Uncertificated Security except an Uncertificated Security of any Federal Reserve Bank of the United States or when covered under Insuring Agreement (A)
(x)
loss resulting directly or indirectly from any dishonest or fraudulent act or acts committed by any non-Employee who is a securities, commodities, money, mortgage, real estate, loan, insurance, property management, investment banking broker, agent or other representative of the same general character;

(y)
loss caused directly or indirectly by a Partner of the Insured unless the amount of such loss exceeds the Financial Interest in the Insured of such Partner and the Deductible Amount applicable to this bond, and then for the excess only;

(z)	loss resulting directly or indirectly from any actual or alleged representation, advice, warranty or guarantee as to the performance of any investments;
(aa)
loss due to liability imposed upon the Insured as a result of the u:JJawful disclosure of non-public material information by the Insured or any Employee, or :1S a result of any Employee acting upon such information, whether authorized or unauthorized ..

DISCOVERY

Section 3. This bond applies to Joss discovered by the Insured during the. Bond Period. Discovery occurs when the Insured first becomes aware of facts which would cause a reasonable person to assume that a loss of a type covered by this bond has been or will be incurred, regardless of when the act or acts causing or contributing to such loss occurred, even though the exact amount or details of loss may not then be known.

Discovery also occurs when the Insured receives notice of an actual or potential claim in which it is alleged that the Insured is liable to third party under circumstances which, if true, would constitute a loss under this bond.

LIMIT OF LIABILITY

Section 4.

Aggregate Limit of Liability

The Underwriter's total liability for all losses discovered during the Bond Period shown in Item 2 of the Declarations shall not exceed the Aggregate Limit of Liability shown in Item 3 or the Declarations. The Aggregate Limit of Liability shall be reduced by the amount or any payment made under the terms of this bond.

Upon exhaustion of the Aggregate Limit of Liability by such payments:

(a)
loss due to liability imposed upon the Insured as a result of the u:JJawful disclosure of non-public material information by the Insured or any Employee, or :1S a result of any Employee acting upon such information, whether authorized or unauthorized .

(b)
The Underwriter shall have no obligation under General Agreement F to continue the defense of the Insured, and upon notice by the Underwriter to the Insured that the Aggregate Limit of Liability has been exhausted, the Insured shall assume all responsibility for its defense at its own cost.

The Aggregate Limit of Liability shall not be increased or reinstated by any recovery made and applied in accordance with sub sections (a), (b) and (c) of Section 7. In the event that a loss of Property is settled by the Underwriter through the use of a lost instrument bond, such loss shall not reduce the Aggregate Limit of Liability.

Single Loss Limit of Liability

Subject to the Aggregate Limit of Liability, the Underwriter's liability for each Single Loss shall not exceed the applicable Single Loss Limit of Liability shown in Item 4 of the Declarations. If a Single Loss is covered under more than one Insuring Agreement or Coverage, the maximum payable shall not exceed the largest applicable Single Loss Limit or Liability.

Single Loss Defined
Single Loss means all covered loss, including court costs and attorneys' fees incurred by the Underwriter under General Agreement F, resulting from

(a)	anyone act or series of related acts of burglary, robbery or attempt thereat, .in which no Employee is implicated, or
(b)
anyone act or series of related unintentional or negligent acts or omissions on the part of any person (whether an employee or not) resulting in damage to or destruction or misplacement of Property, or

(c)	all acts or omissions other than those specified in (a) and (b) preceding, caused by any person (whether an Employee or not) or in which such person is implicated, or
(d)	anyone one casualty or event not specified in (a), (b) or (c) preceding.

NOTICE/PROOF-LEGAL PROCEEDINGS AGAINST UNDERWRITER

Section 5.

(a)	At the earliest practicable moment, not to exceed 30 days, after discovery of loss, the Insured shall give the Underwriter notice thereof
(b)	Within 6 month after such discovery, the Insured shall furnish to the Underwriter proof of loss, duly sworn to, with full particulars
(c)	Lost Certificated Securities listed in a proof of loss shall be identified by certificate or bond numbers if such securities were issued therewith.
(d)
Legal proceedings for the recovery of any loss hereunder shall not be brought prior to the expiration of 60 days after the original proof of loss is filed with the Underwriter or after the expiration of 24 months from the discovery of such loss.

(e)
If any limitation embodied in this bond is prohibited by any jaw controlling the construction hereof, such limitation shall be deemed to be amended so as to equal the minimum period of limitation provided by such law.

(f)	This bond affords coverage only in favor of the Insured. No suit, action or legal proceedin.gs shall be brought hereunder by anYone other than the named Insured.

VALUATION

Section 6.  Any loss of Money, or loss payable in Money, shall be paid, at the option of the Insured, in the Money of the country in which the loss was sustained or in the United States of America dollar equivalent thereof determined at the rate of exchange at the time of payment of such loss.

Securities

The Underwriter shall settle in kind its liability under this bond on account or a loss of any securities or, at the option of the

FIB14 Page 6 of 8

Insured, shall pay to the Insured the cost of replacing such securities determined by the market value thereof at the time of such settlement. However, if prior to such settlement the Insured shall be compelled by the demands of 9, third party or by market rules to purchase equivalent securities, and gives written notification of this to the Underwriter the cost incurred by the Insured shall be taken as the value of those securities. In case of a loss of subscription, conversion or redemption privileges through the misplacement or loss of securities, the amount of such loss shall be the value of such privileges immediately preceding the expiration thereof. If such securities cannot be replaced or have no quoted market value, or if such privileges have no quoted market value, their value shell be determined by agreement or arbitration.

If the applicable coverage of this bond is subject to a Deductible Amount and/or is not sufficient in amount to indemnify the Insured in full for the loss of securities for which claim is made hereunder, the liability of the Underwriter under this bond is limited to the payment for or the duplication of, so much securities as has a value equal to the amount of such applicable coverage.

Books of Account and Other Records

In case of loss of, or damage to. any book of account or otter records used by the Insured in its business, the Underwriter shell be liable under this bond only if such books or records are actua1ly reproduced and then for not more than the cost of the blank books, blank pages or other materials plus the cost of labor for the actual transcription or copying of data which shall have been furnished by the Insured in order to reproduce such books and other records.

Property other than Money, Securities or Records

In case of loss of, or damage to, any Property other than Money, securities, books of account or other records, or damage covered under Insuring Agreement (B)(2), the Underwriter shall not be liable for more than the actual cash value of such Property, or of items covered under Insuring Agreement (B)(2). The Underwriter may, at its election, pay the actual cash value of, replace or repair such property. Disagreement between the Underwriter and the Insured as to the cash value or as to the adequacy of repair or replacement shall be resolved by arbitration.

Set-Off

Any loss covered under this bond shall be reduced by a set-off consisting of any amount owed to the Employee causing the loss if such loss is covered under Insuring Agreement (A).

ASSIGNMENT-SUBROGA TION-RECOVERY-COOPERATION

Section 7.

(a) In the event of payment under this bond, the Insured shall deliver. if so requested by the Underwriter, an assignment of such of the Insured's rights, title and interest and causes of action as it has against any person or entity to the extent of the loss payment.
(b) In the event of payment under this bond, the Underwriter shall be subrogated to all of the Insured's rights of recovery therefore against any person or entity to the extent of such payment.

(c) Recoveries, whether effected by the Underwriter or by the Insured, shall be applied net of the expense of such recovery first to the satisfaction of the Insured loss which would otherwise have been paid but for the fact that it is in excess of either the Single or Aggregate Limit of Liability, secondly to the Underwriter as reimbursement of amounts paid in settlement of the Insured's claim, and thirdly to the Insured in sa1isfaction of any Deductible Amount. Recovery on account of loss of securities as set forth in the second paragraph of Section 6 or recovery from reinsurance and/or indemnity of the Underwriter shall not be deemed a recovery as used herein.

(d) Upon the Underwriter's request and at reasonable times and places designated by the Underwriter the Insured shall

(1)	submit to examination by the Underwriter and subscribe to the same under oath; and
(2)	produce for the Underwriter's examination all pertinent records; and
(3)	cooperate with the Underwriter in all matters pertaining to the loss.

(e) The Insured shall execute all papers and render assistance to secure to the Underwriter the rights and causes of action provided for herein. The Insured shall do nothing after discovery of loss to prejudice such rights or causes of action.

LIMIT OF LIABILITY UNDER THIS BOND AND PRIOR INSURANCE

Section 8. With respect to any loss set forth in subsection (c) of Section 4 of this bond which is recoverable or recovered in whole or in part under any other bonds or policies issued by the Under- writer to the Insured or to any predecessor in interest of the Insured and terminated or canceled or allowed to expire and in which the period for discovery has not expired at the time any such loss thereunder is discovered. the total liability of the Underwriter under this bond and under such other bonds or policies shall not exceed, in the aggregate. the amount carried hereunder on such loss or the amount available to the Insured under such other bonds or policies, as limited by the terms and conditions thereof. for any such loss if the latter amount be the larger.

If the coverage of this bond supersedes in whole or in part the coverage of any other bond or policy of insurance issued by an Insurer other than the Underwriter and terminated, canceled or al- lowed to expire, the Underwriter, with respect to any loss sustained prior to such termination, cancelation or expiration and discovered within the period permitted under such other bond or policy for the discovery of loss thereunder, shall be liable under this bond only for that part of such loss covered by this bond as is in excess of the amount recoverable or recovered on account of such loss under such other bond or policy. anything to the contrary in such other bond or policy notwithstanding.

OTHER INSURANCE OR INDEMNITY

Section 9. Coverage afforded hereunder shall apply only as excess over any valid and collectible insurance or indemnity obtained by the Insured, or by one other than the Insured on Property subject to exclusion (q) or by a Transportation Company. or by another entity on whose premises the loss occurred or which employed the person causing the loss or the messenger conveying the Property involved.

OWNERSHIP
Section 10. This bond shall apply to loss of Property (1) owned by the Insured, (2) held by the Insured in any capacity, or (3) for which the Insured is legally liable. This bond shall be for the sole use and benefit of the Insured named in the Declarations.

DEDUCTIBLE AMOUNT

Section 11. The Underwriter shell be liable hereunder only for the amount by which any single loss, as defined in Section 4, exceeds the Single Loss Deductible amount for the Insuring Agreement or Coverage applicable to such loss. subject to the Aggregate Limit of Liability and the applicable Single Loss Limit of Liability.

The Insured shall, in the time and in the manner prescribed in this bond, give the Underwriter notice of any loss of the kind covered by the terms of this bond, whether or not the Underwriter is liable therefore, and upon the request of the Underwriter shall file with it a brief statement giving the particulars concerning such loss.

TERMINATION OR CANCELATION

Section 12. This bond terminates as an entirety upon occurrence

FIBI4 Page 7 of 8

of any of the following: (a) 60 days after receipt by the Insured of a written notice from the Underwriter of its desire to cancel this bond, or (b) immediately upon the. receipt by the; Underwriter of a written notice from the Insured of its desire to cancel this bond, or (c) immediately upon the taking one of l110 Insured by a receiver or other liquidator or by State or Federal officials, or (d) immediately upon the taking, over of by another institution, or (e) immediately upon exhaustion of the Aggregate Limit of Liability, or (f) immediately upon expiration of the Bond Period as set forth in Item 2 of the Declarations.

This bond terminates as to any Employee or any partner, officer to employee of any Processor-(a) as soon as any Insured, or any director or officer not in collusion with such person, learns of any dishonest or fraudulent act committed by such person at any time in the employment of the Insured or otherwise, whether or not of the type covered under Insuring Agreement (11.), against the Insured or any other person or entity, without prejudice to the loss of any Property then in transit in the custody of such person, or (b) 15 days after the receipt by the Insured of a Written notice from the Underwriter of its desire to cancel this bond as to such person. Termination of the bond as to any Insured terminates liability for any loss sustained by such Insured which is discovered after the effective date of such termination.

IN WITNESS WHEREOF, the Underwriter has caused this Bond to be signed by its President and by its Secretary at Baltimore, Maryland and to be countersigned on the DECLARATIONS page by a duly authorized representative

Attest:

/s/
Secretary
/s/ President

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The F&D Companies

SCHEDULE A

Home Office
P.O. Box 1227
Baltimore, MD 21203
To be attached to Bond No. FIB 0002717 12

Optional Insuring Agreements and Coverages	Single Loss Limit Of Liability	Single Loss Deductible
Computer Systems Fraud	$ 1,250,000	$0

RIDER

ZURICH

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

RICO EXCLUSION AMENDED

It is agreed that:

1. If the bond to which this rider is attached is a Financial Institution Bond, Standard Form No. 14, Item U) of Section 2. EXCLUSIONS is deleted and replaced by the following:

(j) damages resulting from any civil, criminal or other legal proceeding in which the Insured is adjudicated to have engaged in racketeering activity except when the Insured establishes that the act or acts giving rise to such damages were committed by an Employee U11de1' circumstances which result directly in a loss to the Insured covered by Insuring Agreement (A). For the purposes of this exclusion, "racketeering activity" is defined in 18 United States Code 1961 et seq., as amended;

2. If the bond to which this rider is attached is a Financial Institution Bond. Standard Form No. 25, Item (t) of Section 2. EXCLUSIONS is deleted and replaced by the following:

(t) damages resulting tram any civil criminal or other legal proceeding in which the Insured is adjudicated to have engaged in racketeering activity except when the Insured establishes that the act or acts giving rise to such damages were committed by an Employee under circumstances winch result directly in a loss to the Insured covered by Insuring Agreement (A). For the purposes of this exclusion, "racketeering activity" is defined in 18 United States Code 1961 et seq., as amended;

AGENT

RIDER

ZURICH

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

MODIFICATIONS

It is agreed that:

1. Items (1)( d) and (e) of Insuring Agreement (E) SECURITIES are deleted and replaced by the following:

(d) Instruction; or

(e) Statement of Uncertificated Security;

2. Item (w) of Section 2. EXCWSIONS is deleted.

3. Item (0) of Section1. DEFINITIONS is deleted and replaced by the following:

(0) Property means Money, Certificated Securities Uncertificated Securities, Negotiable Instruments, Certificates of Deposit. documents of title, Acceptances, Evidences of Debt, security agreements, Withdrawal Orders, certificates of origin or title, Letters of Credit, insurance policies, abstracts of title, deeds and mortgage on real estate, revenue and other stamps, tokens, Unsold state lottery tickets, books of account and other records whether recorded in writing or electronically, gems, jewelry, precious metals of all kinds and in any form. and tangible items of personal property which are not hereinbefore enumerated.

4. Insuring Agreement (F) COUNTERFEIT CURRENCY is deleted and replaced by the following:

COUNTERFEIT  CURRENCY

(F) Loss resulting directly from the receipt by the Insured. in good faith, of any Counterfeit Money.

5. General Agreement B. ADDITIONAL OFFICES OR EMPLOYE CONSOLIDATION,  MERGER OR PURCHASE OF ASSETS. NOTICE is amended by adding a final paragraph as follows:
If the Insured shall, while this bond is in force, consolidate or merge with. or purchase or acquire assets or liabilities of another institution" and if the conditions in the above paragraph are not fulfilled, then the Insured shall have such coverage as is afforded under this bond for loss which

(a)
is incurred or sustained, due to any act or acts committed by any person or persons, whether or not Employees of the Insured, after the effective date of such consolidation. merger or purchase or acquisition of assets or liabilities and

(b)
is discovered prior to the expiration of 60 days after the effective date of such consolidation" merger or purchase or acquisition of assets or liabilities, or if the bond is terminated or canceled as an entirety prior to the expiration of the said 60 days, prior to the termination or cancelation of the bond, and

(c)
occurs in the offices or premises, or is c3.USl:d by an employee or employees of the institution acquired by the Insured as a result of such consolidation. merger or purchase or acquisition of asset or liabilities.

6. The second paragraph ofGenera1 Agreement D. REPRESENTATION OF INSURED is deleted and replaced by the following:

Any intentional misrepresentation, omission, concealment or incorrect statement of a material fact, in the application or otherwise, shall be grounds for the rescission of this bond.

7. Items (a) and (b) of Section 5. NOTICE/PROOF - LEGAL PROCEEDINGS AGAINST UNDERWRITER are deleted and replaced by the following:

(a)
At the earliest practicable moment, not to exceed 60 days. after discovery of loss, the Insured shall give the Underwriter notice of any loss of the kind covered by the terms of this bond, whether or not the Underwriter is liable therefore if

(1)	the loss is of the type which may be covered by Insuring Agreement (A) and is equal to or greater than 25% of the Deductible Amount applicable to Insuring Agreement (A),
(2)
the loss is of the type which may be covered by an Insuring Agreement other than Insuring Agreement (A) and is equal to or greater than 50% of the Deductible Amount applicable to such Insuring Agreement. The Insured shall upon the request of the Underwriter file with it a brief statement giving the particulars concerning such loss.

(b)	Within 6 months after discovery of loss as described in (a) above, the Insured shall furnish to the Underwriter proof of loss. duly sworn to, with fun particulars.

8. The second paragraph of Section 11. DEDUCTIBLE AMOUNT is deleted in its entirety.

AGENT

RIDER

ZURICH

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

DIRECTORS EXCLUSION AMENDED
It is agreed that:

Item (d) of Section 2. EXCLUSIONS is deleted and replaced by the following:

(d) loss resulting directly or indirectly from any act or act!; of arty person who is a member of the Board of Directors of the Insured or a member of any equivalent body by whatsoever name known unless

(1) such person is also an Employee or an elected official of the Insured in some other capacity; or

(2) is pertaining acts controlling within the scope of the usual duties of an Employee, nor, in any event, loss resulting from the act or acts of any person while acting in the capacity of a member of such Board or equivalent body;

AGENT

RIDER

ZURICH

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

COMPUTER SYSTEMS FRAUD INSURING AGREEMENT AMENDED

It is agreed that:

1. The attached bond is amended by adding an additional Insuring Agreement as follows:

COMPUTER SYSTEMS FRAUD

Loss resulting directly from a fraudulent

(1) entry of Electronic Data or Computer Program into; or

(2)change of Electronic Data or Computer Program within

any Computer System operated by the Insured, whether owned or leased; or any Computer System identified in the application for this bond; or a Computer System first used by the Insured during the Bond Period, as provided by the GENERAL AGREEMENT entitled ADDITIONAL OFFICES OR EMPLOYEES-CONSOLIDATION, MERGER OR PURCHASE OF ASSETS-NOTICE;

provided that the entry or change causes

(i)	Property to be transferred, paid or delivered;
(ii)	an account of the Insured, or of its customer, to be added, deleted, debited or credited; or
(iii)	an unauthorized account or a fictitious account to be debited or credited

In this Insuring Agree1l11."!1t, fraudulent entry or change shall include such entry or change made by an Employee of the Insured acting in good faith on an instruction from a software contractor who has a written agreement with the Insured to design. implement or service programs for a Computer System covered by this Insuring Agreement.

2. In addition to the CONDITIONS AND LIMITATIONS in the bond, the following definitions, applicable to the Computer Systems fraud Insuring Agreement. are added:

(A)
Computer Program means a set of related electronic instructions which direct the operations and functions of a computer or devices connected to it which enable the computer or devices to receive, process, store or send Electronic Data;

(B)	Computer System means
(1)	computers with related peripheral components, including storage components wherever located,
(2)	systems and applications software,
(3)	systems and applications software,
(4)	related communication networks, including the internet by which Electronic Data are electronically collected, transmitted, processed, stored and retrieved;
(C)
Electronic Data means facts or information converted to a form usable in a Computer System by Computer Programs, and which is stored on magnetic tapes or disks, or optical storage disks or other bulk media.

3. In addition to the CONDITIONS AND LIMITATIONS in the bond. the following exclusions. applicable to the Computer Systems Fraud Insuring Agreement, are added:

(A)
loss resulting directly or indirectly from the assumption of liability by the Insured by contract unless the liability arises from a loss covered by the Computer Systems Fraud Insuring Agreement and would be imposed on the Insured regardless of the existence of the contract,

(B)
loss resulting directly or indirectly &001 negotiable instruments, securities, documents or other written instruments which bear a forged signature, or are counterfeit, altered or otherwise fraudulent and which are used as source documentation in the preparation of Electronic Data or manually keyed into a data. terminal;

(C)	loss resulting directly or indirectly from
(1)	mechanical failure, faulty construction, error in design. latent defect, fire, wear or tear, gradual deterioration. electrical disturbance or electrical surge which affects a Computer System; or
(2)	failure or breakdown of electronic data. processing media; or
(3)	error or omission in programming or processing;
(D)
loss resulting directly or indirectly nom the input of Electronic Data into a Computer System technical device either on the premises of a customer of the Insured or under the control of such a customer by a person who had authorized access to the customer's authentication mechanism;

(E)	loss resulting directly or indirectly from the theft of confidential information.

4. The exclusion below found in Financial Institution Bond. Standard Form Nos. 14 and 25, does not apply to the Computer Systems Fraud Insuring Agreement loss involving any Uncertificated Security except an Uncertificated Security of any Federal Reserve Bank of the United States or when covered under Insuring Agreement (A);

5. For purposes of the Computer Systems Fraud Insuring Agreement only, the Single Loss Defined subsection of Section 4. LIMIT OF LIABILTIY is amended to add the following:

All loss or series of losses involving the fraudulent acts of one individual. or involving fraudulent acts in which one individual is implicated, whether or not that individual is specifically identified, shall be treated as a Single Loss and subject to the Single Loss Limit of Liability. A series of losses involving unidentified individuals but arising from the same method of operation shall be deemed to involve the same individual and in that event shall be treated as a Single Loss and subject to the Single Loss Limit of Liability.

AGENT

RIDER

ZURICH

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

KNOWLEDGE OF PRIOR DISHONESTY

It is agreed that:

The attached bond is amended by adding the following to Section 2. EXCLUSIONS:

This bond does not cover

loss resulting directly or indirectly from the dishonest or fraudulent acts of an Employee if any Insured, or any director or officer of an Insured who is not in collusion with such person, knows, or knew at any time, of any dishonest or fraudulent act committed by such person at any time, whether in the employment of the Insured or otherwise, whether or not of the type coverage under Insuring Agreement (A), against the Insured or a.uy other person or entity and without regard to whether the knowledge was obtained before or after the commencement of this bond. Provided, however. that this exclusion does not apply to loss of any Property already in transit in the custody of such person at the time such knowledge was obtained or to loss resulting directly from dishonest or fraudulent acts occurring prior to the time such knowledge was obtained.

AGENT

RIDER
The F&D Companies

Home Office
PO Box 1227
Baltimore, MD 21203

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

It is agreed that:

1.	Item 3. of the Declarations Page is deleted in its entirety and substituted in lieu thereof is the following:

"Item 3. The Aggregate Liability of the Underwriter for each Bond Year during the Bond Period shall be $1,000,000

2.	The following definition is added to Section L. DEFINITIONS, of the Conditions and Limitations:

"Bond Year means the period of one year following either the effective date of the Bond Period or any anniversary thereof; or, if the time between the effective date or anniversary and the termination of this bond is less than one year, such lesser period."

3.	The first and second paragraphs of Section4., LIM1T OF LIABILITY, are deleted and inserted in lieu thereof is the following:

"Aggregate limit of Liability

The Underwriter's total liability for all losses discovered during each Bond Year of the Bond Period shown in Item 2. of the Declarations shall not exceed the Aggregate Limit of Liability shown in Item 3. of the Declarations. The Aggregate Limit of Liability shall be reduced by the amount of any payment under the term of this bond.

Upon exhaustion of the Aggregate Limit of liability by such payments:

(a)	The Underwriter shall have no further liability for loss or losses discovered during the Bond Year whether or not previously reported to the Underwriter, and
(b)
The Underwriter shall have no obligation under General Agreement F. to continue the defense of the Insured, and upon notice by the Underwriter to the Insured that the Aggregate Limit of Liability has been exhausted, the Insured shall assume all responsibility for its defense at its own cost.

4.	Item (e) of the first paragraph of Section 12., TERMINATION OR CANCELATION, is deleted and substituted in lieu thereof is the following:

“(e) immediately upon exhaustion of the Aggregate Limit of Liability for the final Bond Year of the Bond Period, or"

AGENT

RIDER
The F&D Companies

Home Office
PO Box 1227
Baltimore, MD 21203

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

It is agreed that:

The attached bond shall not be canceled, as provided in parts (it.) and (b) of Section 12. or modified by rider except after written notice shall have been given by the acting party to the affected party, and to the Securities and Exchange Commission, Washington, D.C., not less than sixty days prior to tile effective data of such cancelation or modification.

AGENT

RIDER
The F&D Companies

Home Office
PO Box 1227
Baltimore, MD 21203

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

It is agreed that:

The attached bond is amended:

(a)	by deleting the numbered paragraph beginning

"each natural person, partnership or. corporation authorized by the Insured to perform services as Data Processor.

from the definition of "Employee" in Section 1.;

(b) by deleting the following !Tom the second paragraph of Section 12:

"or any partner, officer or employee of any Processor"

Accepted:

(Insured)

By:
(Official Title)

AGENT

RIDER
The F&D Companies

Home Office
PO Box 1227
Baltimore, MD 21203

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

It is agreed that:

1.
 "Employee" as used in the attached bond shall include any natural person who is a director or trustee of the Insured while such director or trustee is engaged in handling funds or other property of any Employee Welfare or Pension Benefit Plan owned, controlled or operated by the Insured or any natural person who is a trustee, manager, officer or employee of any such Plan.

2.
. If the bond. in accordance with the agreements, limitations and conditions thereof, covers loss sustained by two or more Employee Welfare or Pension Benefit Plans or sustained by any such Plan in addition to loss sustained by an Insured other than such Plan, it is the obligation of the Insured or the Plan Administrator(s) of such Plans under Regulations published by the Secretary of Labor implementing Section 13 of the Welfare and Pension Plans Disclosure Act of 1958 to obtain under one or more bonds issued by one or more Insurers an amount of coverage for each such Plan at least equal to that which would be required if such Plans were bonded separately.

3.
. In compliance with the foregoing, payment by the Company in accordance with the agreements, limitations and conditions or the bond shall be held by the Insured or, if more  than one. by the Ensured first named, for the use and benefit of any Employee Welfare or Pension Benefit Plan sustaining loss so covered and to the extent that such payment is in excess of the amount of coverage required by such Regulations to be carried by said Plan sustaining such loss, such excess shall be held for the use and benefit of any other such Plan also covered in the event that. such other Plan discovers that it has sustained loss covered thereunder.

4.
. If money or other property of two or more Employee Welfare or Pension Benefit Plans covered under the bond is commingled, recovery for loss of such money or other property through fradulent or dishonest acts of Employees shall be shared by such Plans on a pro rata. basis in accordance with the amount for wh.ich each such P!3!} is required to carry bonding coverage in accordance with the applicable provisions of said Regulations.

5.
. The Deductible Amount of this bond applicable to loss sustained by a Plan t11rough acts committed by an Employee of the Plan shall be waived, but only up to an amount equal to the amount of coverage required to be carried by the Plan because of compliance with the provisions of the Employee Retirement Income Security Act of 1.974.

6.	Nothing herein contained shall be held to vary. alter, waive or extend any of the terms, conditions. provisions, agreements or limitations of the bond, other than as stated herein.
Accepted:

(Insured)

By:
(Official Title)

AGENT

RIDER

ZURICH

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

It is agreed that:

CONSULTANTS AS EMPLOYEES

It is agreed that:

The definition of Employee in Section 1. DEFINITIONS is amended by adding an additional section as follows:

a consultant while performing acts coming within (he scope of the usual duties of an employee, provided such consultant is employed under a written agreement with the Insured and is directly supervised by the Insured.

AGENT

RIDER
The F&D Companies

Home Office
PO Box 1227
Baltimore, MD 21203

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

CHANGE OF NAME OR ADDRESS

It is agreed that:

The Underwriter gives its consent to the change of the Name or Principal Address of the Insured

From: OneAmerican Funds, Inc.

To: OneAmerica Funds, Inc.

Provided, however, that the liability of the Underwriter under the attached bond as changed by this rider shall not be cumulative.

Accepted:
Accepted:

(Insured)

By:
(Official Title)

AGENT

RIDER
The F&D Companies

Home Office
PO Box 1227
Baltimore, MD 21203

This rider forms a part of and is issued by the Underwriter of the bond numbered below.

If this form is issued concurrently with the bond, this Attaching Clause need not be completed.

To be attached to and form part of Bond no. FIB0002717 12   Effective Date 11-01-09

ANNUAL AGGREGATE

It is agreed that:

1.	Item 3. of the Declarations is deleted in its entirety and substituted in lieu thereof is the following:

Item 3. The Aggregate Liability for each bond year during the Bond Period shall be $2,500,000

2.	The following definition is added to Section I. DEFINITIONS of the Conditions and Limitations:

Bond year means the period of one year following either the effective date of the Bond Period or any anniversary thereof, or if the time between the effective date or anniversary and the limitation of this bond is less than one year, such lesser period.

3.	The first and second paragraphs of Section 4. LIMIT OF LIABILITY are deleted and substituted in lieu thereof are the following:

Aggregate Limit of Liability

The Underwriter's total liability for all losses discovered during each bond year of the Bond Period shown in Item 2 of the Declarations shall not exceed the Aggregate Limit of Liability shown in Item 3 of the Declarations. The Aggregate Limit of Liability shall be reduced by the amount of any payment made under the terms of this bond.

Upon exhaustion of the Aggregate Limit of Liability by such payments,
(a)	the Underwriter shall have no further liability for loss or losses regardless of when discovered and whether or not previously reported to the Underwriter, and
(b)
the Underwriter shall have no obligation under General Agreement F to indemnify the Insured for Court costs and attorneys' fees incurred or to continue the defense of the Insured, and upon notice by the Underwriter to the Insured that the Aggregate Limit of Liability has been exhausted, the Insured shall assume all responsibility for its defense at its own cost.

4.	Item (e) of the first paragraph of Section 12. TERMINATION OR CANCELLATION is deleted and substituted in lieu thereof is the following

(e)	immediately upon exhaustion of the Aggregate Limit of Liability for the final bond year of the Bond Period; or

AGENT

The F&D Companies
Bond No. FIB 0002717 II
This form must be completed for each
new bond and at each premium anniversary

Home Office
PO Box 1227
Baltimore, MD 21203

APPLICATION FOR A FINANCIAL INSTITUTION BOND, STANDARD FORM NO. 14 FOR BROKER/DEALERS

Application is hereby made by OneAmerica Funds, inc.

Principal Address One American Square Indianapolis, IN 46282 (herein called insured) for a Primary Financial Institution Bond, Standard Form No.14, to become effective as of 12:01 a.m. on 11/1/09 to 12:01 a.m. on 11/1/10 in the Aggregate Limit of Liability of $1,250,000.

Date Insured was established 7/26/1989 Name of prior carrier Fidelity & Deposit

1.	Insured is a (check appropriate box)
Stock Broker, Investment Banker, Dealer in Securities (not Dealer in Mortgages or Commercial Paper), Investment Trust (no Small Business Investment Management Company or Real Estate Investment Trust, Mutual Fund, Foundation, Endowment Fund, Commodity Broker (if Stock Exchange Member), Other

2.	Insured is a (check appropriate box): Sole Proprietorship, Partnership, Corporation

3.	List exchanges which you are a member of:
NONE

4.	Are you a member of the National Association of Securities Dealers, Inc. No

5.	For all Insureds, show the total number of:
(a)Salaried officers and employees, retained attorneys and persons provided by employment contracts	0
(b) NASD Registered representatives (other than those counted in (a) above)	0
(c)Locations (other than the Home Office of the first Named Insured) in the US, Canada, Puerto Rico and Virgin Islands	0
(d) Locations outside the US, Canada, Puerto Rico and Virgin Islands, list below:	0
Location:
Location:

6.	Complete the following:
Total Assets
(a) As of latest Dec. 31	860,119,784
(b) As of latest June 30	839,354,310

7.	Complete the following for optional coverages desired:

Form of Coverage	Single Loss Limit
(a) Is Insuring Agreement (D) – Forgery or Alteration Coverage desired? Yes	1,250,000
(b) Is Insuring Agreement (E) – Securities Coverage Desired? Yes	1,250,000

7.	Complete the following for optional coverages desired (cont’d):

Single Loss Limit
(c) Is Extortion – Threats to Persons Coverage desired? No If Yes, list below locations to be excluded:	0
(d) Is Extortion – Threats to Property Coverage desired? No If Yes, list below locations to be excluded:	0
(e) Is Computer Systems Fraud Coverage Desired No
If Yes, complete the following:
(1) Insured’s Computer System(s)
For the Computer System(s) you operate, whether owned, leased, complete the following:
(a) Number of independent software contractors authorized to design, implement or service programs for your System(s)
(b) Is access to your System(s) by customers or other outside parties permitted?
(2) Other Computer Systems
List below other Computer System(s) for which coverage is desired:

(f) Is coverage desired on business engaged in the data processing of your checks or other accounting records? No If yes, list below the name and location of each data processor:
(g) If you are a partnership, is coverage desired on your partners? If yes, list below the name of each partner:

8.	Are you a direct participant in a depository for the central handling of securities NO
If yes, list below the name and location of each depository:

9.
For deductibles, compete the following. Deductibles on Insuring Agreements (D) and (E) must be at least equal to that carried on the Basic Bond Coverage, Deductibles on Extortion Coverage may be written in any amount.

Form of Coverage	Single Loss Limit
(a) All coverages except Insuring Agreements (D), (E), and Extortion	0
(b) Insuring Agreement (D) – Forgery or Alteration	0
(c) Insuring Agreement (E) – Securities	0
(d) Extortion – Threats to Persons	N/A
(e) Extortion – Threats to Property	N/A

10.	If coverage is being written on an excess, concurrent or co-surely basis, show the names of the other carriers and bond limits. In the case of co-surety also show percentage of participants: N/A

11.	If coverage is being written on a coinsurance basis, show your percentage participation N/A% (NOTE: Insured may assume a participation of between 5% and 25%).

12.	Are accounts insured by the Securities Investors Protection Corporation? No

13.	AUDIT PROCEDURES
(a) Is there an annual audit by an independent CPA	Yes
(b) If “Yes,” is it a complete audit made in accordance with generally acceptaed auditing standards and so certified?	Yes
(c) If the answer to (b) is “No,” explain the scope of the CPA’s examination
(d) Is the audit report rendered directly to all partners if a partnership or to the Board of Directors if a corporation?	Yes
(e) Name and location of CPA PriceWaterhouseCoopers 300 N. Meridian Suite 1700 Indianapolis, IN 46204
(f) Date of completion of the last audit by CPA 12/31/08
(g) Is there a continuous internal audit by an Internal Audit Department	No
(h) If “Yes,” are monthly reports rendered directly to all partners if a partnership or to the Board of Directors if a corporation?
(i) Are money and securities actually counted and verified?	No
(j) Are the ledger balances to the credit of customers verified?	No

14.	INTERAL CONTROLS (OTHER THAN AUDIT PROCEDURES)

(a) Do you require annual vacations of at least two consecutive weeks for personnel? If “No,” explain: Requirement at managements discretion	No
(b) Are bank deposits reconciled by someone not authorized to deposit withdraw? If “No,” explain:	Yes
(c) Is countersignature of checks required? If “No,” explain:	Yes
(d) Are monthly statements (whether or not there was activity in the account) mailed directly to all customers? If “No,” explain:	Yes

15.	Has there been any change in ownership or management within the past three years? Yes
If “Yes,” explain: 2007; John Swhear – resigned, Donald J. Stuhldreher – Retired, Jean L. Wojtowicz – Appointed Chairwoman to the Board, Gilbert F. Viets – Appointed Chairperson of the Audit Committee, K. Lowell Short, Jr. and William R. Brown – Added as Directors, Daniel Schluge – Added as Assistant Treasurer, Richard M. Ellery – Added as Assistant Secretary and Chief Compliance Officer. 2008: James W. Murphy – Retired, J. Scott Davison replaced Dayton Molendorp as President. 2009: K. Lowell Short, Jr.- resigned.

16.	Has any insurance been declined or canceled during the past three years? (not applicable in the state of Missouri) No

17.	List all losses sustained during the past three years, whether reimbursed or not, from to . NONE

FRAUD NOTICES: Prior to signing this Application. please review the following statutory fraud notices as they may apply to the Company’s domicile.

ARKANSAS: Any person who knowingly presents a false or fraudulent claim for payment of a loss benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.

COLORADO: It is unlawful to knowingly provide false, incomplete., or misleading facts or information to an insurance company for the. purpose of defrauding or attempting to defraud the company, Penalties may include Imprisonment:, fines, denial of insurance.. and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete. or misleading facts or information to a policy holder or claimant for the purpose of defrauding or attempting to defraud the policy holder or claimant with regard to a settlement or award payable. from insurance proceeds shall be reported to the Colorado Division of Insurance within in the Department of Regulatory Agencies.

FLORIDA: Any person who knowingly and with intent to injure, defraud or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading statement is guilty of a felony of the third degree.

KENTUCKY; Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent  insurance: act, which is a crime.

LOUISIANA: Any person who knowingly presents false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to tines and confinement in prison.

MAINE: It is a crime to knowingly provide false information: or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines or denial of insurance benefits.

NEW JERSEY: Any person who Includes any false or misleading information of an application for an insurance: policy is subject to criminal and civil penalties.

NEW MEXJCO: Any person who knowingly presents a false or fraudulent claim of payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to civil fines and criminal penalties.

NEW YORK: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading information concerning any fact commits a fraudulent insurance act, which is a crime, and shall also be subject to a civil penalty not to exceed five thousand dollars and the stated value of the claim for each violation.

OHIO; Any person who, with intent to defraud or knowing that he is facilitating a fraud against an insurer, submits an application or files a claim containing a false or deceptive statement is guilty of insurance fraud.

OKLAHOMA: Any person who knowingly and with intent to  injure, defraud or deceive any insurer. makes any claim for use proceeds of an insurance policy, containing false, incomplete or misleading information is guilty of a felony.

PENNSYLVANIA: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime, and subjects such person to criminal and civil penalties.

VIRGINIA: It is a crime to knowingly provide false; incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.

Dated at Indianapolis, IN this 29th day of September, 2009

OneAmerica Funds, Inc. By: Richard M. Ellery, Assistant Secretary of Chief Compliance Officer

THE FIDELITY AND DEPOSIT COMPANIES

BILL FOR PREMIUM

POLICY NUMBER: FIB 0002717 12

OneAmerica Funds, Inc.

One American Square

Indianapolis, IN 46282

Branch Office: INDIANAPOLIS

EFFECTIVE DATE 11/01/09

EXPIRATION DATE 11/01/12

AGENT NAME AND ADDRESS: AON RISK SERVICES CENTRAL, INC.

201 N Illinois Street, Ste. 1400
Indianapolis, IN 46204

ZERO COMMISSION ITEMS

THERE ARE NO ZERO COMMISSION ITEMS FOR THIS POLICY.

COMMISSIONED PREMIUMS

PREMIUM                      COMMISSION                    COMMISSION AMOUNT

$15,103.00                      0.10000                                           $1,510.30

Total Premium for this renewal is $15,103.00

DISLOSURE STATEMENT

DOCUMENT GENERATOR – CRITERIA PAGE

INSURED NAME: ONEAMERICA FUNDS, INC.

Other information:                                FIB 0002717 12

Producer Code: 00440049

Type: Post-blind

Base Commission: Yes

Contingent Commission: No

Policy Type: Fidelity Products – Financial Enterprises

Exhibit Number: U-RET-E-402-A

Access Code: 1216895590

Field	Data
Financial Enterprises Criteria
Policy Type:	Fidelity Products
State:	CW
Process	N/A
Standard Criteria
Base Commission	Yes
Distributor Relationship	Retail
Distributor Type	Standard
Captive Agent Name

U/W Notes

Does the Actual Commission paid exceed the Standard Commission of 17.00%

If yes is selected, the following information is required:

1.	Approval from the individual(s) designated by your Business Unit. Approval must be documented, using one of the following options, and maintained in the underwriting file.

a.	Signature of the designated approver on the Criteria Page or,

b.	Email from the designated approval stapled to the Criteria Page

2.	Documentation regarding the rational for the commission paid. The rationale provided below should clearly outline the reason for paying a commission in excess of the Standard Commission.

3.	UW Initials to evidence that the above information was reviewed/completed: UW Initials:

ZURICH

DISCLOSURE STATEMENT

ONEAMERICA FUNDS, INC. FIB 000271712

It is our pleasure to present the enclosed policy to you for presentation to your customer.

Instruction to agent or broker:

WE REUQIRE THAT YOU TRANSMIT THE ATTACHED/ENCLOSED DISCLOSURE STATEMENT TO THE CUSTOMER WITH THE POLICY.

Once again, thank you for your interest, and we look forward to meeting your needs and those of your customers.

ZURICH

DISCLOSURE STATEMENT

ONEAMERICA FUNDS, INC. FIB 000271712

ZURICH AGENT/BROKER COMPENSATION DISCLOSURE

Dear Policyholder:

On behalf of Zurich, we are glad you have chosen us as your insurance company. We look forward to meeting your insurance needs and want you to understand clearly our business relationship with the agent or broker you chose to represent your company's interests in the placement of insurance coverages.

As is the case with many insurance companies in the United States, Zurich distributes many of its insurance products through agents or brokers. This means that your agent or broker is not employed by Zurich and, in fact, may represent many insurance companies. Because we do not employ your agent or broker, the way they are compensated may vary. We recommend you discuss these arrangements with your agent or broker.

For an explanation of the nature and range of compensation Zurich may pay to your agent or broker in connection with your business, please go to http://www.zurichna.com.Click on the information link located on the Agent/Broker Compensation Disclosure section. Where appropriate, insert the Access Code provided below, and you will be able to view this information. Altematively, you may call (877) 347-6465 to obtain this type of information.

Thank you.

Access Code: 1216895590

ZURICH

DISCLOSURE STATEMENT

ONEAMERICA FUNDS, INC. FIB 000271712

ZURICH AGENT/BROKER COMPENSATION DISCLOSURE

Dear Policyholder:

On behalf of Zurich, we are glad you have chosen us as your insurance company. We look forward to meeting your insurance needs and want you to understand clearly our business relationship with the agent or broker you chose to represent your company's interests in the placement of insurance coverages.

As is the case with many insurance companies in the United States, Zurich distributes many of its insurance products through agents or brokers. This means that your agent or broker is not employed by Zurich and, in fact, may represent many insurance companies. Because we do not employ your agent or broker, the way they are compensated may vary. We recommend you discuss these arrangements with your agent or broker.

For an explanation of the nature and range of compensation Zurich may pay to your agent or broker in connection with your business, please go to http://www.zurichna.com.Click on the information link located on the Agent/Broker Compensation Disclosure section. Where appropriate, insert the Access Code provided below, and you will be able to view this information. Altematively, you may call (877) 347-6465 to obtain this type of information.

Thank you.

Access Code: 1216895590